Exhibit 99.1

FOR ISSUANCE	More information:
James Hart, 203.956.8746(O) 203.339.2578(M)

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE QUARTER

ENDED SEPTEMBER 30, 2013

REPORTS $83.4 MILLION IN QUARTERLY ADJUSTED EBITDA

ADJUSTED LTM EBITDA AT $328.4 MILLION

STAMFORD, Conn., November 7, 2013 – Affinion Group, Inc. (“Affinion” or the “Company”), the global leader in enabling companies to connect and engage with their customers, thereby creating rewarding relationships and enhancing brand loyalty, announced today the financial results for the three month period ended September 30, 2013 (“third quarter”) for both Affinion and its parent company, Affinion Group Holdings, Inc. (“Affinion Holdings”).

“We are pleased to report that we continued to see very strong demand this quarter for our programs and services in Loyalty and International, so much so that the revenue in both of these vital areas each grew by more than 15% over the third quarter of 2012,” said Todd Siegel, Affinion’s Chief Executive Officer. “With the combined 15% growth we’ve seen in Loyalty and International over the first three quarters of the year, the trailing twelve month revenue for these products now exceeds half a billion dollars – marking the first time we have ever exceeded this critical milestone of scale and success – and the ongoing shift in our business mix has accelerated, with Loyalty and International now approaching 40% of our overall revenue.”

“As we have indicated throughout the year, we have identified a number of near-term investment opportunities that will support the long-term growth of our business and further diversify our sources of revenue,” continued Siegel. “Because we expect to support these opportunities by meaningfully increasing our fourth quarter marketing spend from their current levels, we continue to believe that our 2013 Adjusted EBITDA will decline approximately 10% from full year 2012.”

Results Highlights

Notes: Adjusted EBITDA as referred to above excludes any pro forma impact of acquisitions. See Tables 6 and 11 for a complete description of Adjusted EBITDA and the related reconciliations to GAAP measures. On November 14, 2012, Affinion completed the acquisitions of Back-Up, a Turkish provider of concierge and other assistance services, and a sister company, Travel, a Turkish travel agency. Back-Up’s and Travel’s business results are reported as part of the Company’s International products segment.

Third Quarter Net Revenues

☐	Net revenues for the third quarter of 2013 were $339.4 million as compared to $370.6 million for the third quarter of 2012, reflecting a decrease of 8.4%, with declines in North American products net revenues more than offsetting growth in International products net revenues.

☐	The decrease in overall net revenues was due principally to North American Membership, which continued to decline due to the previously disclosed reduction in new marketing campaigns with the Company’s large North American financial institution partners as well as the anticipated lower revenue from the Webloyalty acquisition.

☐	The revenue generated from all other products increased 2.7% as compared to the third quarter of 2012, with the combined net revenues of Loyalty and International growing 15.5% over that same period of time.

Third Quarter Operating Results

☐	Adjusted EBITDA (as defined in Note (d) of Table 6) decreased 10.8%, from $93.5 million in the third quarter of 2012 to $83.4 million.

☐	Segment EBITDA decreased 17.8%, from $84.9 million in the third quarter of 2012 to $69.8 million, or $15.1 million. The decrease largely relates to a decline in Membership, as the diversification of the Company’s business away from large domestic financial institutions remains in its early stages, as well as a higher cost of insurance in Insurance and Package as a result of unfavorable claims activities.

☐	As compared to Adjusted EBITDA, third quarter Segment EBITDA reflects the inclusion of, among other items, $4.6 million in costs related primarily to the restructuring of certain operations including related severance costs, $2.7 million of non-cash stock compensation expense and $2.0 million in costs relating to the ongoing resolution of previously disclosed litigation matters.

Segment Commentary

North America:

Membership products revenue decreased $36.7 million, from $167.9 million to $131.2 million, or 21.9%, as compared to the third quarter of 2012. Net Membership revenues decreased primarily due to lower volumes in connection with the ongoing reduction in new marketing campaigns with large domestic financial institution partners as well as the ongoing, but anticipated, attrition in volumes contributed from the domestic portion of the subscriber base acquired from Webloyalty. Membership Segment EBITDA decreased $9.9 million, from $33.5 million to $23.6 million, or 29.6%, as compared to the third quarter of 2012, as lower marketing and commission expense and lower operating costs due to the reduced business volumes were more than offset by the impact of lower revenues.

Insurance and Package products revenue decreased $11.9 million, from $90.0 million to $78.1 million, or 13.2%, as compared to the third quarter of 2012, due primarily to a higher cost of insurance as a result of higher claims experience in the quarter and lower Package revenue as a result of lower volumes of Package subscribers. Insurance and Package Segment EBITDA decreased $6.4 million, from $31.5 million to $25.1 million, or 20.3%, as compared to the third quarter of 2012, as lower marketing and commission expenses were more than offset by the lower revenues.

Loyalty products revenue increased $5.8 million, from $37.2 million to $43.0 million, or 15.6%, as compared to the third quarter of 2012, due primarily to the launch of new programs and growth in current programs with existing clients. Loyalty Segment EBITDA increased $3.3 million, from $13.5 million to $16.8 million, or 24.4%, as compared to the third quarter of 2012, as the revenue generated from the new programs was only partially offset by the associated higher operating costs.

International:

International revenue increased $11.7 million, from $75.9 million to $87.6 million, or 15.4%, as compared to the third quarter of 2012 due to higher retail member volumes from both the Company’s online and offline acquisition channels, revenue generated from the Turkish acquisitions and a $2.4 million favorable impact from foreign exchange. International Segment EBITDA increased $0.1 million, from $9.3 million to $9.4 million, or 1.1%, as compared to the third quarter of 2012, as higher marketing and commissions and operating costs were more than offset by the higher revenues.

Selected Liquidity Data

Affinion Group, Inc.

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility. For a more complete description of Affinion’s debt instruments at September 30, 2013, see the note in Table 2.

At September 30, 2013, Affinion had $472.7 million outstanding under the senior notes (net of discounts) due in 2018, $1,087.5 million outstanding under its term loan facility, and $354.4 million outstanding under the senior subordinated notes (net of discounts) due in 2015.

At September 30, 2013, there were no outstanding borrowings against the Company’s revolving credit facility, and $148.1 million of the credit facility was available for borrowing, after giving effect to the issuance of $16.9 million in letters of credit.

At September 30, 2013, the Company had $93.3 million of unrestricted cash on hand.

Affinion Group Holdings, Inc.

At September 30, 2013, Affinion Holdings had $323.1 million outstanding under the senior notes (net of discounts) due in 2015, and $93.8 million of unrestricted cash on hand.

Historically, the business results for Affinion and Affinion Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Affinion Holdings have been included as an addendum to this release in Tables 7-11.

Call-In Information

Affinion will hold an informational call to discuss the results for the three-month period ended September 30, 2013 at 10:00 am (EST) on Thursday, November 7, 2013. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 83134948. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A telephonic replay of the call will be available through midnight (EST) November 11, 2013 by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering passcode 83134948.

Important Notes

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three- and nine-month periods ended September 30, 2013 to the unaudited consolidated results of operations for the three- and nine-month periods ended September 30, 2012.

About Affinion Group

As a global leader with 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,740 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the Company has approximately 4,300 employees and has marketing capabilities in 19 countries globally. Affinion holds the prestigious ISO 27001 certification for the highest information security practices, is PCI compliant and Cybertrust certified. For more information, visit www.affinion.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2013 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion and Affinion Holdings with the SEC, including Affinion’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and Affinion Holdings’ most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Subscriber and insured amounts in thousands, except dollars and percentages.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Global Average Subscribers, excluding Basic Insureds	39,986	42,998	41,175	44,138
Annualized Net Revenue Per Global Average Subscriber, excluding Basic Insureds (1)	$29.65	$30.73	$28.99	$30.44
Global Membership Subscribers
Average Global Retail Subscribers (2)	8,574	10,298	9,093	10,706
Annualized Net Revenue Per Global Average Subscriber (1)	$83.80	$79.77	$81.15	$79.81
Global Package Subscribers and Wholesale
Average Global Package Subscribers and Wholesale (2)	27,507	28,584	28,114	29,262
Annualized Net Revenue Per Global Average Package and Wholesale Subscriber (1)	$7.43	$7.34	$7.38	$7.61
Global Insureds
Average Supplemental Insureds (2)	3,905	4,116	3,968	4,170
Annualized Net Revenue Per Supplemental Insured (1)	$67.32	$70.46	$62.50	$63.84
Global Average Subscribers, including Basic Insureds	60,931	64,873	62,265	66,229

(1)	Annualized Net Revenue Per Global Average Subscriber and Supplemental Insured are all calculated by taking the revenues as reported for the period and dividing it by the average subscribers or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a subscriber or an insured, as applicable, the subscriber’s or insured’s, as applicable, revenues are no longer recognized in the calculation.
(2)	Average Global Subscribers and Average Supplemental Insureds for the period are all calculated by determining the average subscribers or insureds, as applicable, for each month in the period (adding the number of subscribers or insureds, as applicable, at the beginning of the month with the number of subscribers or insureds, as applicable, at the end of the month and dividing that total by two) and then averaging that result for the period. A subscriber’s or insured’s, as applicable, account is added or removed in the period in which the subscriber or insured, as applicable, has joined or cancelled.

TABLE 2

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2013 AND DECEMBER 31, 2012

(In millions, except share amounts)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$93.3	$32.5
Restricted cash	33.5	34.4
Receivables (net of allowances for doubtful accounts of $9.9 and $9.4, respectively)	135.3	140.1
Profit-sharing receivables from insurance carriers	71.0	74.6
Prepaid commissions	38.3	42.5
Income taxes receivable	2.2	6.3
Other current assets	77.0	85.0

Total current assets	450.6	415.4
Property and equipment, net	132.5	136.5
Contract rights and list fees, net	20.2	22.0
Goodwill	605.3	607.3
Other intangibles, net	171.6	225.2
Other non-current assets	61.0	66.7

Total assets	$1,441.2	$1,473.1

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.7	$11.8
Accounts payable and accrued expenses	425.9	401.0
Payables to related parties	43.3	42.8
Deferred revenue	99.6	114.6
Income taxes payable	3.3	8.9

Total current liabilities	583.8	579.1
Long-term debt	1,903.8	1,911.8
Deferred income taxes	73.3	71.9
Deferred revenue	11.0	15.3
Other long-term liabilities	39.3	41.1

Total liabilities	2,611.2	2,619.2

Commitments and contingencies
Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, and 100 shares issued and outstanding	102.6	102.6
Accumulated deficit	(1,278.3)	(1,256.8)
Accumulated other comprehensive income	4.0	6.5

Total Affinion Group, Inc. deficit	(1,171.7)	(1,147.7)
Non-controlling interest in subsidiary	1.7	1.6

Total deficit	(1,170.0)	(1,146.1)

Total liabilities and deficit	$1,441.2	$1,473.1

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc. (“Affinion”) and its consolidated subsidiaries as of the dates indicated above and does not include the $325.0 million senior notes incurred in October 2010 by Affinion Group Holdings, Inc., as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2012. As part of the financing for the acquisition of the assets of Cendant Marketing Services Division by the Company from Cendant Corporation, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility (increased in December 2012 to $165.0 million) and an $875.0 million term loan facility maturing in six and a half years. In November 2010, Affinion issued 7.875% senior notes and utilized the net proceeds to redeem the 10 1/8% senior notes issued in 2005, 2006 and 2009. On February 11, 2011, Affinion obtained incremental term loans in an aggregate principal amount of $250.0 million under Affinion’s amended and restated senior secured credit facility. Affinion used a portion of the proceeds to pay a dividend of $199.8 million to Affinion Holdings, with the balance used for working capital and other corporate purposes and to fund strategic initiatives.

TABLE 3

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net revenues	$339.4	$370.6	$1,022.9	$1,130.0

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	130.2	142.5	375.1	448.1
Operating costs	107.5	110.8	328.2	344.2
General and administrative	31.9	33.3	118.7	99.4
Impairment of goodwill and other long-lived assets	—	—	—	39.7
Facility exit costs	—	(0.9)	0.5	(0.9)
Depreciation and amortization	28.3	48.5	86.3	147.6

Total expenses	297.9	334.2	908.8	1,078.1

Income from operations	41.5	36.4	114.1	51.9
Interest income	0.2	0.2	0.5	0.7
Interest expense	(41.1)	(37.0)	(123.6)	(111.5)
Other income (expense), net	(0.1)	0.1	—	(0.2)

Income (loss) before income taxes and non-controlling interest	0.5	(0.3)	(9.0)	(59.1)
Income tax expense	(3.8)	(1.9)	(12.2)	(8.9)

Net loss	(3.3)	(2.2)	(21.2)	(68.0)
Less: net income attributable to non-controlling interest	(0.2)	(0.1)	(0.3)	(0.5)

Net loss attributable to Affinion Group, Inc.	$(3.5)	$(2.3)	$(21.5)	$(68.5)

Net loss	$(3.3)	$(2.2)	$(21.2)	$(68.0)
Currency translation adjustment, net of tax	0.2	2.0	(2.7)	0.3

Comprehensive loss	(3.1)	(0.2)	(23.9)	(67.7)
Less: comprehensive income attributable to non-controlling interest	(0.2)	(0.2)	(0.1)	(0.5)

Comprehensive loss attributable to Affinion Group, Inc.	$(3.3)	$(0.4)	$(24.0)	$(68.2)

TABLE 4

AFFINION GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In millions)

	For the Nine Months Ended
	September 30, 2013	September 30, 2012
Operating Activities
Net loss	$(21.2)	$(68.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	86.3	147.6
Amortization of debt discount and financing costs	7.6	6.3
Unrealized loss on interest rate swaps	—	1.2
Impairment of goodwill and other long-lived assets	—	39.7
Impairment of equity investment	—	1.0
Adjustment to liability for additional consideration based on earn-out	—	(14.6)
Facility exit costs	0.5	(0.9)
Share-based compensation	7.9	8.8
Deferred income taxes	7.1	3.9
Net change in assets and liabilities:
Restricted cash	1.5	(5.2)
Receivables	3.9	(19.6)
Receivables from related parties	—	0.7
Profit-sharing receivables from insurance carriers	3.6	(14.9)
Prepaid commissions	4.3	9.4
Other current assets	8.1	(14.2)
Contract rights and list fees	1.6	(0.7)
Other non-current assets	(5.4)	4.7
Accounts payable and accrued expenses	27.8	6.3
Payables to related parties	(7.4)	(3.6)
Deferred revenue	(18.6)	(32.5)
Income taxes receivable and payable	(1.6)	(1.1)
Other long-term liabilities	(2.3)	0.6
Other, net	(0.8)	(0.1)

Net cash provided by operating activities	102.9	54.8

Investing Activities
Capital expenditures	(29.2)	(38.2)
Restricted cash	(0.6)	0.2
Acquisition-related payments, net of cash acquired	(3.4)	(1.2)

Net cash used in investing activities	(33.2)	(39.2)

Financing Activities
Principal payments on borrowings	(8.8)	(8.8)
Return of capital to parent company	—	(37.0)

Net cash used in financing activities	(8.8)	(45.8)

Effect of changes in exchange rates on cash and cash equivalents	(0.1)	0.4

Net increase (decrease) in cash and cash equivalents	60.8	(29.8)
Cash and cash equivalents, beginning of period	32.5	86.3

Cash and cash equivalents, end of period	$93.3	$56.5

Supplemental Disclosure of Cash Flow Information:
Interest payments	$93.1	$92.5

Income tax payments, net of refunds	$6.5	$6.9

TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	September 30, 2013	September 30, 2012	Increase (Decrease)	September 30, 2013	September 30, 2012	Increase (Decrease)
Affinion North America
Membership products	$131.2	$167.9	$(36.7)	$23.6	$33.5	$(9.9)
Insurance and package products	78.1	90.0	(11.9)	25.1	31.5	(6.4)
Loyalty products	43.0	37.2	5.8	16.8	13.5	3.3
Eliminations	(0.5)	(0.4)	(0.1)	—	—	—

Total North America	251.8	294.7	(42.9)	65.5	78.5	(13.0)
Affinion International
International products	87.6	75.9	11.7	9.4	9.3	0.1

Total products	339.4	370.6	(31.2)	74.9	87.8	(12.9)
Corporate	—	—	—	(5.1)	(2.9)	(2.2)

Total	$339.4	$370.6	$(31.2)	69.8	84.9	(15.1)

Depreciation and amortization				(28.3)	(48.5)	20.2

Income from operations				$41.5	$36.4	$5.1

	Net revenues			Segment EBITDA (1)
	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2013	September 30, 2012	Increase (Decrease)	September 30, 2013	September 30, 2012	Increase (Decrease)
Affinion North America
Membership products	$412.2	$545.3	$(133.1)	$81.7	$110.4	$(28.7)
Insurance and package products	226.9	251.2	(24.3)	60.4	82.0	(21.6)
Loyalty products	129.4	113.0	16.4	52.7	38.1	14.6
Eliminations	(1.6)	(1.7)	0.1	—	—	—

Total North America	766.9	907.8	(140.9)	194.8	230.5	(35.7)
Affinion International
International products	256.0	222.2	33.8	18.2	20.5	(2.3)

Total products	1,022.9	1,130.0	(107.1)	213.0	251.0	(38.0)
Corporate	—	—	—	(12.6)	(11.8)	(0.8)
Impairment of goodwill and other long-lived assets	—	—	—	—	(39.7)	39.7

Total	$1,022.9	$1,130.0	$(107.1)	200.4	199.5	0.9

Depreciation and amortization				(86.3)	(147.6)	61.3

Income from operations				$114.1	$51.9	$62.2

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 6 for a discussion of Segment EBITDA.

TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by operating activities for the twelve months ended September 30, 2013 and the three and nine months ended September 30, 2013 and 2012 to our Adjusted EBITDA.

	For the Twelve Months Ended September 30, 2013(a)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2013	2012	2013	2012
Net cash provided by operating activities	$117.0	$24.5	$21.1	$102.9	$54.8
Interest expense, net	161.8	40.9	36.8	123.1	110.8
Income tax expense	13.5	3.8	1.9	12.2	8.9
Amortization of debt discount and financing costs	(9.9)	(2.5)	(2.1)	(7.6)	(6.3)
Unrealized loss on interest rate swaps	—	—	(0.2)	—	(1.2)
Provision for loss on accounts receivable	(6.9)	—	—	—	—
Deferred income taxes	(5.5)	(2.3)	(1.9)	(7.1)	(3.9)
Changes in assets and liabilities	(12.5)	7.9	32.1	(14.7)	70.2
Effect of purchase accounting, reorganizations, certain legal costs and net cost savings (b)	28.4	4.6	0.2	14.1	13.7
Other, net (c)	42.5	6.5	5.6	30.6	12.9

Adjusted EBITDA, excluding pro forma adjustments (d) (e)	328.4	$83.4	$93.5	$253.5	$259.9

Effect of the pro forma adjustments (f)	11.0

Adjusted EBITDA, including pro forma adjustments (g)	$339.4

(a)	Represents consolidated financial data for the year ended December 31, 2012, minus consolidated financial data for the nine months ended September 30, 2012, plus consolidated financial data for the nine months ended September 30, 2013.
(b)	Eliminates the effect of purchase accounting related to the Apollo Transactions and acquisition of Boyner Bireysel Urunler Satis ve Pazarlama A.S. (“Back-Up”), a Turkish provider of concierge and other assistance services and a sister company, Bofis Turizm ve Ticaret A.S. (“Travel”), a Turkish travel agency, legal costs for certain legal matters and costs associated with severance incurred.
(c)	Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs associated with certain strategic and corporate development activities including business optimization and (v) consulting fees paid to Apollo.
(d)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(e)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on October 1, 2012 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.
(f)	Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions as if such restructurings and cost savings initiatives had occurred on October 1, 2012.
(g)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (f) above.

TABLE 6 - cont’d

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended September 30, 2013 and the three and nine months ended September 30, 2013 and 2012 to our Adjusted EBITDA.

	For the Twelve Months Ended September 30, 2013(a)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2013	2012	2013	2012
Net loss attributable to Affinion Group, Inc.	$(52.3)	$(3.5)	$(2.3)	$(21.5)	$(68.5)
Interest expense, net	161.8	40.9	36.8	123.1	110.8
Income tax expense	13.5	3.8	1.9	12.2	8.9
Non-controlling interest	0.5	0.2	0.1	0.3	0.5
Other (income) expense, net	—	0.1	(0.1)	—	0.2
Depreciation and amortization	123.2	28.3	48.5	86.3	147.6
Effect of purchase accounting, reorganizations and non-recurring revenues and gains (b)	4.2	1.2	—	3.8	—
Certain legal costs (c)	14.3	2.0	(0.9)	4.0	2.0
Net cost savings (d)	9.9	1.4	1.1	6.3	11.7
Other, net (e)	53.3	9.0	8.4	39.0	46.7

Adjusted EBITDA, excluding pro forma adjustments (f) (g)	328.4	$83.4	$93.5	$253.5	$259.9

Effect of the pro forma adjustments (h)	11.0

Adjusted EBITDA, including pro forma adjustments (i)	$339.4

Interest coverage ratio (j)	2.20
Senior secured leverage ratio (k)	2.96
Fixed charge coverage ratio (l)	2.19

(a)	Represents consolidated financial data for the year ended December 31, 2012, minus consolidated financial data for the nine months ended September 30, 2012, plus consolidated financial data for the nine months ended September 30, 2013.
(b)	Eliminates the effect of purchase accounting related to the Apollo Transactions and Back-Up and Travel acquisition.
(c)	Represents the elimination of legal costs for certain legal matters.
(d)	Represents the elimination of costs associated with severance incurred.
(e)	Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs associated with certain strategic and corporate development activities including business optimization, (vi) consulting fees paid to Apollo, (vii) facility exit costs and (viii) the impairment charge related to the goodwill and certain intangible assets of Prospectiv.
(f)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(g)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on October 1, 2012 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 7.875% senior notes and senior subordinated notes.
(h)	Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions as if such restructurings and cost savings initiatives had occurred on October 1, 2012.
(i)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (h) above.
(j)	The interest coverage ratio is defined in our amended and restated senior secured credit facility, as amended on November 20, 2012 (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be equal to or greater than 1.25 to 1.0 at September 30, 2013.
(k)	The senior secured leverage ratio is defined in our amended and restated senior secured credit facility, as amended on November 20, 2012 (senior secured debt, as defined, to Adjusted EBITDA, as defined). The senior secured leverage ratio must be equal to or less than 4.25 to 1.0 at September 30, 2013.
(l)	The fixed charge coverage ratio is defined in the indentures governing our 7.875% senior notes and our senior subordinated notes (consolidated cash flows, as defined, which is equivalent to Adjusted EBITDA (as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing costs associated with the amendment and restatement of our credit facility on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the twelve months ended September 30, 2013 and the three and nine months ended September 30, 2013 and 2012 to our Segment EBITDA, defined as income from operations before depreciation and amortization.

	For the Twelve Months Ended September 30, 2013(a)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2013	2012	2013	2012
Net loss attributable to Affinion Group, Inc.	$(52.3)	$(3.5)	$(2.3)	$(21.5)	$(68.5)
Interest expense, net	161.8	40.9	36.8	123.1	110.8
Income tax expense	13.5	3.8	1.9	12.2	8.9
Non-controlling interest	0.5	0.2	0.1	0.3	0.5
Other (income) expense, net	—	0.1	(0.1)	—	0.2
Depreciation and amortization	123.2	28.3	48.5	86.3	147.6

Segment EBITDA	$246.7	$69.8	$84.9	$200.4	$199.5

(a)	Represents consolidated financial data for the year ended December 31, 2012, minus consolidated financial data for the nine months ended September 30, 2012, plus consolidated financial data for the nine months ended September 30, 2013.

TABLE 7

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2013 AND DECEMBER 31, 2012

(In millions, except share amounts)

	September 30,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$93.8	$51.9
Restricted cash	33.5	34.4
Receivables (net of allowances for doubtful accounts of $9.9 and $9.4, respectively)	135.3	140.1
Profit-sharing receivables from insurance carriers	71.0	74.6
Prepaid commissions	38.3	42.5
Income taxes receivable	2.2	6.3
Other current assets	77.0	85.0

Total current assets	451.1	434.8
Property and equipment, net	132.5	136.5
Contract rights and list fees, net	20.2	22.0
Goodwill	605.3	607.3
Other intangibles, net	171.6	225.2
Other non-current assets	64.1	70.8

Total assets	$1,444.8	$1,496.6

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.7	$11.8
Accounts payable and accrued expenses	443.5	411.3
Payables to related parties	—	0.1
Deferred revenue	99.6	114.6
Income taxes payable	3.3	8.9

Total current liabilities	558.1	546.7
Long-term debt	2,226.9	2,234.2
Deferred income taxes	73.3	71.9
Deferred revenue	11.0	15.3
Other long-term liabilities	39.3	41.0

Total liabilities	2,908.6	2,909.1

Commitments and contingencies
Deficit:
Common stock, $0.01 par value, 360,000,000 shares authorized, 85,129,859 and 85,128,062 shares issued and 84,913,613 and 84,912,610 shares outstanding	0.9	0.9
Additional paid-in capital	135.8	132.9
Accumulated deficit	(1,605.1)	(1,553.3)
Accumulated other comprehensive income	4.0	6.5
Treasury stock, at cost, 216,246 and 215,452 shares	(1.1)	(1.1)

Total Affinion Group Holdings, Inc. deficit	(1,465.5)	(1,414.1)
Non-controlling interest in subsidiary	1.7	1.6

Total deficit	(1,463.8)	(1,412.5)

Total liabilities and deficit	$1,444.8	$1,496.6

TABLE 8

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In millions)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net revenues	$339.4	$370.6	$1,022.9	$1,130.0

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	130.2	142.5	375.1	448.1
Operating costs	107.5	110.8	328.2	344.2
General and administrative	32.0	33.3	118.9	99.5
Impairment of goodwill and other long-lived assets	—	—	—	39.7
Facility exit costs	—	(0.9)	0.5	(0.9)
Depreciation and amortization	28.3	48.5	86.3	147.6

Total expenses	298.0	334.2	909.0	1,078.2

Income from operations	41.4	36.4	113.9	51.8
Interest income	0.2	0.2	0.5	0.7
Interest expense	(51.1)	(47.0)	(153.7)	(141.6)
Other income (expense), net	(0.1)	0.1	—	(0.2)

Loss before income taxes and non-controlling interest	(9.6)	(10.3)	(39.3)	(89.3)
Income tax expense	(3.8)	(1.9)	(12.2)	(8.9)

Net loss	(13.4)	(12.2)	(51.5)	(98.2)
Less: net income attributable to non-controlling interest	(0.2)	(0.1)	(0.3)	(0.5)

Net loss attributable to Affinion Group Holdings, Inc.	$(13.6)	$(12.3)	$(51.8)	$(98.7)

Net loss	$(13.4)	$(12.2)	$(51.5)	$(98.2)
Currency translation adjustment, net of tax	0.2	2.0	(2.7)	0.3

Comprehensive loss	(13.2)	(10.2)	(54.2)	(97.9)
Less: comprehensive income attributable to non-controlling interest	(0.2)	(0.2)	(0.1)	(0.5)

Comprehensive loss attributable to Affinion Group Holdings, Inc.	$(13.4)	$(10.4)	$(54.3)	$(98.4)

TABLE 9

AFFINION GROUP HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013 AND 2012

(In millions)

	For the Nine Months Ended
	September 30, 2013	September 30, 2012
Operating Activities
Net loss	$(51.5)	$(98.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	86.3	147.6
Amortization of debt discount and financing costs	9.4	8.1
Unrealized loss on interest rate swaps	—	1.2
Impairment of goodwill and other long-lived assets	—	39.7
Impairment of equity investment	—	1.0
Adjustment to liability for additional consideration based on earn-out	—	(14.6)
Facility exit costs	0.5	(0.9)
Share-based compensation	7.9	8.8
Deferred income taxes	7.1	3.9
Net change in assets and liabilities:
Restricted cash	1.5	(5.2)
Receivables	3.9	(19.6)
Receivables from related parties	—	0.7
Profit-sharing receivables from insurance carriers	3.6	(14.9)
Prepaid commissions	4.3	9.3
Other current assets	8.1	(14.2)
Contract rights and list fees	1.6	(0.7)
Other non-current assets	(5.4)	4.7
Accounts payable and accrued expenses	30.0	12.9
Payables to related parties	—	(0.6)
Deferred revenue	(18.6)	(32.5)
Income taxes receivable and payable	(1.6)	(1.1)
Other long-term liabilities	(2.3)	0.6
Other, net	(0.8)	(0.1)

Net cash provided by operating activities	84.0	35.9

Investing Activities
Capital expenditures	(29.2)	(38.2)
Restricted cash	(0.6)	0.2
Acquisition-related payments, net of cash acquired	(3.4)	(1.2)

Net cash used in investing activities	(33.2)	(39.2)

Financing Activities
Principal payments on borrowings	(8.8)	(8.8)
Proceeds from issuance of common stock	—	0.1

Net cash used in financing activities	(8.8)	(8.7)

Effect of changes in exchange rates on cash and cash equivalents	(0.1)	0.4

Net increase (decrease) in cash and cash equivalents	41.9	(11.6)
Cash and cash equivalents, beginning of period	51.9	106.4

Cash and cash equivalents, end of period	$93.8	$94.8

Supplemental Disclosure of Cash Flow Information:
Interest payments	$112.0	$111.4

Income tax payments, net of refunds	$6.5	$6.9

TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	September 30, 2013	September 30, 2012	Increase (Decrease)	September 30, 2013	September 30, 2012	Increase (Decrease)
Affinion North America
Membership products	$131.2	$167.9	$(36.7)	$23.6	$33.5	$(9.9)
Insurance and package products	78.1	90.0	(11.9)	25.1	31.5	(6.4)
Loyalty products	43.0	37.2	5.8	16.8	13.5	3.3
Eliminations	(0.5)	(0.4)	(0.1)	—	—	—

Total North America	251.8	294.7	(42.9)	65.5	78.5	(13.0)
Affinion International
International products	87.6	75.9	11.7	9.4	9.3	0.1

Total products	339.4	370.6	(31.2)	74.9	87.8	(12.9)
Corporate	—	—	—	(5.2)	(2.9)	(2.3)

Total	$339.4	$370.6	$(31.2)	69.7	84.9	(15.2)

Depreciation and amortization				(28.3)	(48.5)	20.2

Income from operations				$41.4	$36.4	$5.0

	Net revenues			Segment EBITDA (1)
	For the Nine Months Ended			For the Nine Months Ended
	September 30, 2013	September 30, 2012	Increase (Decrease)	September 30, 2013	September 30, 2012	Increase (Decrease)
Affinion North America
Membership products	$412.2	$545.3	$(133.1)	$81.7	$110.4	$(28.7)
Insurance and package products	226.9	251.2	(24.3)	60.4	82.0	(21.6)
Loyalty products	129.4	113.0	16.4	52.7	38.1	14.6
Eliminations	(1.6)	(1.7)	0.1	—	—	—

Total North America	766.9	907.8	(140.9)	194.8	230.5	(35.7)
Affinion International
International products	256.0	222.2	33.8	18.2	20.5	(2.3)

Total products	1,022.9	1,130.0	(107.1)	213.0	251.0	(38.0)
Corporate	—	—	—	(12.8)	(11.9)	(0.9)
Impairment of goodwill and other long-lived assets	—	—	—	—	(39.7)	39.7

Total	$1,022.9	$1,130.0	$(107.1)	200.2	199.4	0.8

Depreciation and amortization				(86.3)	(147.6)	61.3

Income from operations				$113.9	$51.8	$62.1

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion of Segment EBITDA.

TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions)

Set forth below is a reconciliation of Affinion Holdings’ consolidated net cash provided by operating activities for the twelve months ended September 30, 2013 and the three and nine months ended September 30, 2013 and 2012 to Affinion Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013(a)	2013	2012	2013	2012
Net cash provided by operating activities	$79.2	$24.5	$21.2	$84.0	$35.9
Interest expense, net	201.8	50.9	46.8	153.2	140.9
Income tax expense	13.5	3.8	1.9	12.2	8.9
Amortization of debt discount and financing costs	(12.3)	(3.1)	(2.7)	(9.4)	(8.1)
Unrealized loss on interest rate swaps	—	—	(0.2)	—	(1.2)
Provision for loss on accounts receivable	(6.9)	—	—	—	—
Deferred income taxes	(5.5)	(2.3)	(1.9)	(7.1)	(3.9)
Changes in assets and liabilities	(12.6)	(1.6)	22.6	(24.2)	60.7
Effect of purchase accounting, reorganizations, certain legal costs and net cost savings (b)	28.4	4.6	0.2	14.1	13.7
Other, net (c)	42.7	6.5	5.5	30.6	12.9

Adjusted EBITDA, excluding pro forma adjustments (d) (e)	328.3	$83.3	$93.4	$253.4	$259.8

Effect of the pro forma adjustments (f)	11.0

Adjusted EBITDA, including pro forma adjustments (g)	$339.3

(a)	Represents consolidated financial data for the year ended December 31, 2012, minus consolidated financial data for the nine months ended September 30, 2012, plus consolidated financial data for the nine months ended September 30, 2013.
(b)	Eliminates the effect of purchase accounting related to the Apollo Transactions and Back-Up and Travel acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(c)	Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs associated with certain strategic and corporate development activities including business optimization and (v) consulting fees paid to Apollo.
(d)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(e)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on October 1, 2012 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.
(f)	Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions as if such restructurings and cost savings initiatives had occurred on October 1, 2012.
(g)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (f) above.

TABLE 11 - cont’d

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss attributable to Affinion Group Holdings, Inc. for the twelve months ended September 30, 2013 and the three and nine months ended September 30, 2013 and 2012 to Affinion Holdings’ Adjusted EBITDA.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013(a)	2013	2012	2013	2012
Net loss attributable to Affinion Group Holdings, Inc.	$(92.7)	$(13.6)	$(12.3)	$(51.8)	$(98.7)
Interest expense, net	201.8	50.9	46.8	153.2	140.9
Income tax expense	13.5	3.8	1.9	12.2	8.9
Non-controlling interest	0.5	0.2	0.1	0.3	0.5
Other (income) expense, net	—	0.1	(0.1)	—	0.2
Depreciation and amortization	123.2	28.3	48.5	86.3	147.6
Effect of purchase accounting, reorganizations and non-recurring revenues and gains (b)	4.2	1.2	—	3.8	—
Certain legal costs (c)	14.3	2.0	(0.9)	4.0	2.0
Net cost savings (d)	9.9	1.4	1.1	6.3	11.7
Other, net (e)	53.6	9.0	8.3	39.1	46.7

Adjusted EBITDA, excluding pro forma adjustments (f) (g)	328.3	$83.3	$93.4	$253.4	$259.8

Effect of the pro forma adjustments (h)	11.0

Adjusted EBITDA, including pro forma adjustments (i)	$339.3

(a)	Represents consolidated financial data for the year ended December 31, 2012, minus consolidated financial data for the nine months ended September 30, 2012, plus consolidated financial data for the nine months ended September 30, 2013.
(b)	Eliminates the effect of purchase accounting related to the Apollo Transactions and Back-Up and Travel acquisition.
(c)	Represents the elimination of legal costs for certain legal matters.
(d)	Represents the elimination of costs associated with severance incurred.
(e)	Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, including payments to option holders, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs associated with certain strategic and corporate development activities including business optimization, (vi) consulting fees paid to Apollo, (vii) facility exit costs and (viii) the impairment charge related to the goodwill and certain intangible assets of Prospectiv.
(f)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(g)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on October 1, 2012 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes and senior subordinated notes and the Affinion Holdings senior notes.
(h)	Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Prospectiv and Back-Up and Travel acquisitions as if such restructurings and cost savings initiatives had occurred on October 1, 2012.
(i)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (h) above.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss for the twelve months ended September 30, 2013 and the three and nine months ended September 30, 2013 and 2012 to Affinion Holdings’ Segment EBITDA, defined as income from operations before depreciation and amortization.

	For the Twelve Months Ended September 30,	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013(a)	2013	2012	2013	2012
Net loss attributable to Affinion Group Holdings, Inc.	$(92.7)	$(13.6)	$(12.3)	$(51.8)	$(98.7)
Interest expense, net	201.8	50.9	46.8	153.2	140.9
Income tax expense	13.5	3.8	1.9	12.2	8.9
Non-controlling interest	0.5	0.2	0.1	0.3	0.5
Other (income) expense, net	—	0.1	(0.1)	—	0.2
Depreciation and amortization	123.2	28.3	48.5	86.3	147.6

Segment EBITDA	$246.3	$69.7	$84.9	$200.2	$199.4

(a)	Represents consolidated financial data for the year ended December 31, 2012, minus consolidated financial data for the nine months ended September 30, 2012, plus consolidated financial data for the nine months ended September 30, 2013.